UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38029 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2018, Akoustis, Inc. (the “Company”), a Delaware corporation and the wholly-owned operating subsidiary of Akoustis Technologies, Inc., entered into a Lease and Project Agreement (the “Lease and Project Agreement”) and a Company Lease Agreement (the “Company Lease Agreement” and together with the Lease and Project Agreement, the “Agreements”), each dated as of February 1, 2018, with the Ontario County Industrial Development Agency, a public benefit corporation of the State of New York (the “OCIDA”). Pursuant to the Agreements, the Company will lease to the OCIDA an approximately 9.995 acre parcel of land in Canandaigua, New York, together with the improvements thereon (including the Company’s New York fabrication facility), and transfer title to certain related equipment and personal property to the OCIDA (collectively, the “Facility”). The OCIDA will cause such improvements to be renovated and the equipment to be acquired and installed and will lease and sublease the Facility to the Company for public purposes consistent with the OCIDA’s organizational purpose as a public benefit corporation. The OCIDA will lease the Facility back to the Company for annual rent payments of $1.00 for the Company’s primary use as research and development, manufacturing, warehouse and professional office space in its business, and to be subleased, in part, by the Company to various existing tenants.

In addition to the annual rent payment, the Company will pay to the OCIDA as additional rent an amount equal to certain expenses of the OCIDA incurred in connection with the Agreements, as well as any annual or continuing administrative or management fee imposed by the OCIDA. The Company will also make certain payments to various taxing authorities in lieu of taxes and assessments (the “PILOT Payments), in addition to paying all special ad valorem levies, special assessments or special district taxes and service charges against real property located in the Town of Canandaigua, Canandaigua City School District, Ontario County, which are or may be imposed for special improvements or special district improvements and which would be levied upon or with respect to the Facility if the Facility were owned by the Company exclusive of the OCIDA’s leasehold interest. The PILOT Payments will be made according to the payment schedule set forth in Exhibit C to the Lease and Project Agreement, which exhibit is incorporated herein by reference.

The Company estimates a tax savings to the Company of approximately $1.3 million during the term of the Agreements, which expire on December 31, 2028. In addition, subject to the terms of the Lease and Project Agreement, certain purchases and leases of eligible items will be exempt from the imposition of sales and use taxes. Subject to the terms of the Lease and Project Agreement, the OCIDA has also granted to the Company an exemption from mortgage recording taxes for one or more mortgages securing an aggregate principal amount not to exceed $12 million, or such greater amount as approved by the OCIDA in its sole and absolute discretion.

The benefits provided to the Company pursuant to the terms of the Lease and Project Agreement are subject to clawback upon certain Recapture Events, including certain Events of Default (each as defined in the Lease and Project Agreement), as follows:

Recapture Event	Clawback of Recaptured Benefits (as defined in the Lease and Project Agreement)
On or prior to 12/31/21	100% of the Recaptured Benefits
1/1/22 through 12/31/23	75% of the Recaptured Benefits
1/1/24 through 12/31/25	50% of the Recaptured Benefits
1/1/26 through 12/31/26	25% of the Recaptured Benefits
On or after 1/1/27	0% of the Recaptured Benefits

In addition to the clawback, upon the occurrence of an Event of Default that is continuing, the OCIDA can declare all amounts due and owing under the Lease and Project Agreement to be immediately due and payable, terminate the Lease and Project Agreement, and take certain other actions at law or in equity.

The Agreements are subject to certain representations and covenants of the Company, including that (i) facilities and property that are primarily used in making retail sales of goods and services to customers who personally visit the Facility will not constitute more than 1/3 of the total costs of the Facility, except in certain circumstances; (ii) the Company will maintain insurance against such risks and for such amounts as are customarily insured against by facilities of like size and type; and (iii) the Company will create and/or maintain at all times at the Facility: (a) 62 full time equivalent employees as of December 31, 2018 and (b) 92 full time equivalent employees as of December 31, 2019 and thereafter throughout the lease term (including the full time equivalent employees of all tenants of the Facility). In addition, 80% of the labor for any construction or renovation of the Facility must be local labor and 80% of the building materials purchased for any Facility renovations must be purchased locally. The Company has also agreed to indemnify and hold harmless the OCIDA, its directors, members, officers, agents (except the Company), and employees against certain losses, liabilities, obligations, and other claims and expenses.

The Agreements will terminate on December 31, 2028, unless terminated earlier pursuant to the terms of the Agreements. The Company may terminate the Lease and Project Agreement at any time with 45 days written notice to the OCIDA and payment of certain amounts due under the Lease and Project Agreement. Upon termination of the Lease and Project Agreement, the Company will pay (i) to the taxing authorities all PILOT Payments due and payable as of the date of termination; (ii) to the OCIDA, $1.00 for the purchase of the Facility equipment, any Recapture Benefits that are due and payable, and an amount certified by the OCIDA to be sufficient to pay all unpaid fees and expenses of the OCIDA incurred under the Agreements; and (iii) to the appropriate person, an amount sufficient to pay all other fees, expenses, or charges, if any, due and payable or to become due and payable under the Agreements and other related documents.

The foregoing descriptions of the Lease and Project Agreement and the Company Lease Agreement do not purport to be complete and are qualified in their entirety by reference to the Lease and Project Agreement and the Company Lease Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Lease and Project Agreement, dated as of February 1, 2018, by and between the Ontario County Industrial Development Agency and Akoustis, Inc.

10.2	Company Lease Agreement, dated as of February 1, 2018, by and between the Ontario County Industrial Development Agency and Akoustis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

Date: March 5, 2018	By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy Title: Chief Executive Officer